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                                                                    Exhibit 21.1

                     List of Subsidiaries of the Registrant

Name of Subsidiary             Jurisdiction of Incorporation
------------------             -----------------------------
EpiCept GmbH                   Federal Republic of Germany
H Magazine Acquisition Corp.   Delaware